Exhibit 10.9.1

Execution Copy

Amendment No. 1 to

Northern Border Pipeline Company Operating Agreement

This Amendment No. 1 to the Northern Border Pipeline Company Operating Agreement, effective as of April 22, 2008 (“Amendment No. 1”), is entered into by and between Northern Border Pipeline Company, a Texas general partnership (“Partnership”), and TransCanada Northern Border Inc., a Delaware corporation (“Operator”).

RECITALS

WHEREAS, the Partnership and TransCan Northwest Border Ltd. entered into the Northern Border Pipeline Company Operating Agreement dated April 6, 2006 (“Existing Agreement”), to provide for the operations of the Partnership; and

WHEREAS, TransCan Northwest Border Ltd. changed its name to TransCanada Northern Border Inc. on March 13, 2007; and

WHEREAS, the Partnership and the Operator have agreed to amend a provision of the Existing Agreement;

NOW, THEREFORE, in consideration of the representations, covenants and premises hereinafter set forth the parties agree as follows:

Section 1.1            Definitions.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Section 2.1            Amendments.  Effective as of the date first above written, Section 5.2 of the Existing Agreement shall be superseded and replaced in its entirety with the following:

“5.2  Budgets

On or before each November 1, Operator shall prepare and submit for approval of the Management Committee a final budget including estimated capital expenditures and operating income and expenses.  Except as the Management Committee may otherwise direct, the budget approved by the Partnership and then in effect shall constitute authorization of Operator to incur the expenditures contained in such budget.  The budget approved by the Partnership shall be adequate for Operator to meet its current responsibilities under this Agreement, including the performance standard set out in Section 2.2(a).”

Section 3.1            Miscellaneous.

(a)                                  Governing Law.

This Amendment No. 1 shall be construed and interpreted under the laws of the State of Texas.

(b)                                 Successors and Assigns.

This Amendment No. 1 shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

(c)                                  Counterparts.

This Amendment No. 1 may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the parties hereto.

(d)                                 Continuation of Agreement.

The Existing Agreement, as amended by this Amendment No. 1, shall continue in full force and effect from and after the date hereof.    The term “Agreement” used in the Existing Agreement shall for all purposes therein refer to the Existing Agreement as amended by this Amendment No. 1.

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the day and year first written above.

TRANSCANADA NORTHERN BORDER INC.

By:	/s/ Paul F. Miller
Name:	Paul F. Miller
Title:	Vice President and General Manager

By:	/s/ Patricia M. Wiederholt
Name:	Patricia M. Wiederholt
Title:	Principal Financial Officer and Controller

NORTHERN BORDER PIPELINE COMPANY
a Texas general partnership

By:	ONEOK PARTNERS INTERMEDIATE LIMITED PARTNERSHIP,
General Partner

By: ONEOK ILP GP, L.L.C., its General Partner

	By:	/s/ Curtis Dinan
	Name:	Curtis Dinan
	Title:	Senior Vice President and Chief Financial Officer

By:	TC PIPELINES INTERMEDIATE LIMITED PARTNERSHIP,
General Partner

By: TC PipeLines GP, Inc., its General Partner

	By:	/s/ Mark Zimmerman
	Name:	Mark Zimmerman
	Title:	President

	By:	/s/ Donald J. DeGrandis
	Name:	Donald J. DeGrandis
	Title:	Secretary